                                                                     EXHIBIT 4.6

                         REGISTRATION RIGHTS AGREEMENT


         THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into as of the 17th day of January, 2002, by and among Interface, Inc., a Georgia corporation (the "Company"), Bentley Mills, Inc., a Delaware corporation, Bentley Royalty Company, a Nevada corporation, Chatham, Inc., a North Carolina corporation, Chatham Marketing Co., a North Carolina corporation, Commercial Flooring Systems, Inc., a Pennsylvania corporation, Flooring Consultants, Inc., an Arizona corporation, Guilford of Maine, Inc., a Nevada corporation, Guilford of Maine Finishing Services, Inc., a Nevada corporation, Guilford of Maine Marketing Co., a Nevada corporation, Intek, Inc., a Georgia corporation, Intek Marketing Co., a Nevada corporation, Interface Americas, Inc., a Georgia corporation, Interface Americas Holdings, Inc., a Georgia corporation, Interface Americas Re:Source Technologies, Inc., a Georgia corporation, Interface Architectural Resources, Inc., a Michigan corporation, Interface Fabrics Group, Inc., a Delaware corporation, Interface Flooring Systems, Inc., a Georgia corporation, Interface Licensing Company, a Nevada corporation, Interface Overseas Holdings, Inc., a Georgia corporation, Interface Real Estate Holdings, LLC, a Georgia limited liability company, Interface Royalty Company, a Nevada corporation, Pandel, Inc., a Georgia corporation, Prince Street Royalty Company, a Nevada corporation, Quaker City International, Inc., a Pennsylvania corporation, Re:Source Americas Enterprises, Inc., a Georgia corporation, Re:Source Massachusetts Floor Covering, Inc., a Massachusetts corporation, Re:Source New Jersey, Inc., a New Jersey corporation, Re:Source New York, Inc., a New York corporation, Re:Source Washington, D.C., Inc., a Virginia corporation, Superior/Reiser Flooring Resources, Inc., a Texas corporation, Toltec Fabrics, Inc., a Georgia corporation (collectively, the "Guarantors") and Salomon Smith Barney, Inc. and First Union Securities, Inc. (collectively, the "Purchasers").

         This Agreement is made pursuant to the Purchase Agreement dated January 11, 2002, among the Company, the Guarantors, and the Purchasers (the "Purchase Agreement"), which provides for the sale by the Company to the Purchasers of 10.375% Senior Notes due 2010 (the "Senior Notes"). The Senior Notes are to be issued by the Company pursuant to the provisions of an Indenture dated as of January 17, 2002 (as amended, supplemented or otherwise modified from time to time, the "Indenture") between the Company, certain subsidiaries of the Company as guarantors and First Union National Bank, as trustee (the "Trustee").

         In order to induce the Purchasers to enter into the Purchase Agreement, the Company has agreed to provide to the Purchasers and their direct and indirect transferees the registration rights with respect to the Senior Notes set forth in this Agreement. The execution of this Agreement is a condition to the closing under the Purchase Agreement.

         In consideration of the foregoing, the parties hereto agree as follows:

         1.       Definitions.

         As used in this Agreement, the following capitalized defined terms shall have the following meanings:

                  "1933 Act" shall mean the Securities Act of 1933, as amended from time to time.

                  "1934 Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

                  "Closing Date" shall mean the Closing Date as defined in the Purchase Agreement.

                  "Company" shall have the meaning set forth in the preamble and shall also include the Company's successors.

                  "Exchange Date" shall have the meaning set forth in Section 2(a)(ii).

                  "Exchange Notes" shall mean securities issued by the Company under the Indenture containing terms identical to the Senior Notes (except that (i) interest thereon shall accrue from the last date on which interest was paid on the Senior Notes or, if no such interest has been paid, from January 17, 2002 and (ii) the Exchange Notes will not provide for an increase in the rate of interest and will not contain terms with respect to transfer restrictions) and to be offered to Holders of Senior Notes in exchange for Senior Notes pursuant to the Exchange Offer.

                  "Exchange Offer" shall mean the exchange offer by the Company of Exchange Notes for Registrable Notes pursuant to Section 2(a) hereof.

                  "Exchange Offer Registration" shall mean a registration under the 1933 Act effected pursuant to Section 2(a) hereof.

                  "Exchange Offer Registration Statement" shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form) and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

                  "Guarantees" shall mean the guarantee of the Senior Notes by each Guarantor.

                  "Holder" shall mean the Purchasers, for so long as they own any Registrable Notes, and each of their successors, assigns and direct and indirect transferees who become registered owners of Registrable Notes under the Indenture; provided that for purposes of Sections 4 and 5 of this Agreement, the term "Holder" shall include Participating Broker-Dealers (as defined in Section 4(a)).

                  "Holder Shelf Registration Notice" shall mean written notice from a Holder to the Company that such Holder (x) is prohibited by applicable law or SEC policy from participating in the Exchange Offer,
         (y) may not resell Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and that the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder or (z) is a broker-dealer and holds Registrable Notes acquired directly from the Company or an "affiliate" of the Company.

                  "Indenture" shall have the meaning set forth in the preamble.

                  "Majority Holders" shall mean the Holders of a majority of the aggregate principal amount of outstanding Registrable Notes; provided that, for purposes of Section 6(b), whenever the consent or approval of Holders of a specified percentage of Registrable Notes is required hereunder, Registrable Notes held by the Company or any of its affiliates (as such term is defined in Rule 405 under the 1933
         Act) (other than the Purchasers or subsequent holders of Registrable Notes if such subsequent holders are deemed to be such affiliates solely by reason of their holding of such Registrable Notes) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage or amount.

                  "Offer Termination Date" shall have the meaning set forth in
         Section 2(a)(iv).

                  "Participating Broker-Dealer" shall have the meaning set forth in Section 4(a) hereof.

                  "Person" shall mean an individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

                  "Prospectus" shall mean the prospectus included in a Registration Statement, including any preliminary prospectus or offering memorandum, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Notes covered by a Shelf Registration Statement, and by all other amendments and supplements to such prospectus, and in each case including all material incorporated by reference therein.

                  "Purchase Agreement" shall have the meaning set forth in the preamble.

                  "Purchasers" shall have the meaning set forth in the preamble.

                  "Registrable Notes" shall mean the Senior Notes; provided, however, that the Senior Notes shall cease to be Registrable Notes (i) when a Registration Statement with respect to such Senior Notes shall have been declared effective under the 1933 Act and such Senior Notes shall have been disposed of or exchanged pursuant to such Registration Statement, (ii) upon the expiration of the Exchange Offer period with respect to any Exchange Offer Registration Statement if all Registrable Notes validly tendered in connection with such Exchange Offer shall have been exchanged for Exchange Notes, (iii) when such Senior Notes have been sold or are eligible for sale to the public pursuant to Rule 144(k) (or any similar provision then in force, but not Rule 144A) under the 1933 Act or (iv) when such Senior Notes shall have ceased to be outstanding; provided, however, that if an opinion of counsel is delivered to the Company as provided in clause (iii) of
         Section 2(b), then Senior Notes held by the Purchasers shall not cease to be Registrable Notes solely by reason of clause (ii) above.

                  "Registration Expenses" shall mean any and all expenses incident to performance of or compliance by the Company with this Agreement, including without limitation: (i) all SEC, stock exchange or National Association of Securities Dealers, Inc. registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws, (iii) all expenses of any Person in preparing or assisting in preparing, word processing, printing and distributing, at the request of the Company, any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (iv) all fees and disbursements relating to the qualification of the Indenture under applicable securities laws, (v) the fees and disbursements of the Trustee and its counsel, (vi) the fees and disbursements of counsel for the Company and, in the case of a Shelf Registration Statement, the fees and disbursements of one counsel for the Holders incurred on or before the initial effectiveness of the Shelf Registration Statement, which counsel shall be counsel for the Purchasers or other counsel selected by the Company and not objected to by the Majority Holders ("counsel for the Holders") and (vii) the fees and disbursements of the independent public accountants of the Company, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, but excluding underwriting discounts, if any, and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Notes by a Holder.

                  "Registration Statement" shall mean any registration statement of the Company that covers any of the Exchange Notes, Registrable Notes or Guarantees pursuant to the provisions of this Agreement and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

                  "SEC" shall mean the Securities and Exchange Commission.

                  "Shelf Registration" shall mean a registration effected pursuant to Section 2(b) hereof.

                  "Shelf Registration Statement" shall mean a "shelf" registration statement of the Company pursuant to the provisions of
         Section 2(b) of this Agreement which covers all of the Registrable Notes and Guarantees on an appropriate form under Rule 415 under the 1933 Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

                  "Special Interest" shall mean the additional interest payable under the Registrable Notes upon the occurrence of certain conditions specified in Section 2(d) below.

                  "TIA" shall have the meaning set forth in Section 3(l) hereof.

                  "Trustee" shall have the meaning set forth in the preamble.

         2.       Registration under the 1933 Act.

                  (a) To the extent not prohibited by any applicable law or applicable interpretation of the Staff of the SEC, the Company and the Guarantors shall use their best efforts to cause to be filed an Exchange Offer Registration Statement covering the offer by the Company to the Holders to exchange all of the Registrable Notes for Exchange Notes, to have such Registration Statement remain effective until the closing of the Exchange Offer and to consummate the Exchange Offer on or prior to the date that is 180 days after the Closing Date. The Company and the Guarantors shall commence the Exchange Offer promptly after the Exchange Offer Registration Statement has been declared effective by the SEC and use their best efforts to have the Exchange Offer consummated not later than 30 days after such effective date. For purposes hereof, "consummate" shall mean that the Exchange Offer Registration Statement shall have been declared effective, subject to Section 2(b), the period of the Exchange Offer provided in accordance with clause (ii) below shall have expired and all Registrable Notes validly tendered in connection with such Exchange Offer shall have been exchanged for Exchange Notes. The Company and the Guarantors shall commence the Exchange Offer by mailing the related exchange offer Prospectus and accompanying documents to each Holder stating, in addition to such other disclosures as are required by applicable law:

                  (i) that the Exchange Offer is being made pursuant to this Registration Rights Agreement and that all Registrable Notes validly tendered will be accepted for exchange;

                  (ii) the dates of acceptance for exchange (which shall be a period of at least 25 days from the date such notice is mailed) (each such date being an "Exchange Date");

                  (iii) that any Registrable Note not tendered will remain outstanding and continue to accrue interest, but will not retain any rights under this Agreement;

                  (iv) that Holders electing to have a Registrable Note exchanged pursuant to the Exchange Offer will be required to surrender such Registrable Note, together with the enclosed letters of transmittal, to the institution and at the address specified in the notice prior to the close of business on the last Exchange Date (the "Offer Termination Date"); and

                  (v) that Holders will be entitled to withdraw their election, not later than the close of business on the Offer Termination Date, by sending to the institution and at the address specified in the notice a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Notes delivered for exchange and a statement that such Holder is withdrawing his election to have such Registrable Notes exchanged.

                  As soon as practicable after the Offer Termination Date, the Company shall:

                  (A) accept for exchange Registrable Notes or portions thereof tendered and not validly withdrawn pursuant to the Exchange Offer; and

                  (B) deliver, or cause to be delivered, to the Trustee for cancellation all Registrable Notes or portions thereof so accepted for exchange by the Company and issue, and cause the Trustee to promptly authenticate and mail to each Holder, an Exchange Note equal in aggregate principal amount to the aggregate principal amount of the Registrable Notes surrendered by such Holder.

The Company and the Guarantors shall use their best efforts to complete the Exchange Offer as provided above and shall comply with the applicable requirements of the 1933 Act, the 1934 Act and other applicable laws and regulations in connection with the Exchange Offer. The Exchange Offer shall not be subject to any conditions, other than that the Exchange Offer does not violate applicable law or any applicable interpretation of the Staff of the SEC. The Company shall inform the Purchasers of the names and addresses of the Holders to whom the Exchange Offer is made, and the Purchasers shall have the right, subject to applicable law, to contact such Holders and otherwise facilitate the tender of Registrable Notes in the Exchange Offer.

                  (b) In the event that (i) the Company determines that the Exchange Offer Registration provided for in Section 2(a) above is not available or may not be consummated as soon as practicable after the Offer Termination Date because it would violate applicable law or the applicable interpretations of the Staff of the SEC, (ii) the Exchange Offer is not for any other reason consummated within 180 days after the Closing Date or (iii) in the event that at any time prior to the 20-day anniversary of the consummation of the Exchange Offer, any holder of Registrable Notes shall provide a Holder Shelf Registration Notice to the Company, the Company and the Guarantors shall use their best efforts to cause to be filed as soon as practicable after such determination, or date or notice, as the case may be, a Shelf Registration Statement providing for the sale by the Holders of all of the Registrable Notes and to have such Shelf Registration Statement declared effective by the SEC. In the event the Company and the Guarantors are required to file a Shelf Registration Statement solely as a result of the matters referred to in clause (iii) of the preceding sentence, the Company and the Guarantors shall file and have declared effective by the SEC both an Exchange Offer Registration Statement pursuant to
Section 2(a) with respect to all Registrable Notes and a Shelf Registration Statement (which may be a combined Registration Statement with the Exchange Offer Registration Statement) with respect to offers and sales of Registrable Notes held by the Purchasers after completion of the Exchange Offer. The Company and the Guarantors agree to use their best efforts to keep the Shelf Registration Statement continuously effective until the third anniversary of the Closing Date or such shorter period that will terminate when all of the Registrable Notes covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement. The Company and the Guarantors further agree to supplement or amend the Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by the Company and the Guarantors for such Shelf Registration Statement or by the 1933 Act or by any other rules and regulations thereunder for shelf registration or if reasonably requested by a Holder with respect to information relating to such Holder, and to use their best efforts to cause any such amendment to become effective and such Shelf Registration Statement to become usable as soon as thereafter practicable. The Company agrees to furnish to the Holders of Registrable Notes copies of any such supplement or amendment promptly after its being used or filed with the SEC.

                  (c) The Company and the Guarantors shall pay all Registration Expenses in connection with the registration pursuant to Section 2(a) or Section 2(b). Each Holder shall pay all underwriting discounts, if any, and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Notes pursuant to the Shelf Registration Statement.

                  (d)      An Exchange Offer Registration Statement pursuant to
Section 2(a) hereof or a Shelf Registration Statement pursuant to Section 2(b) hereof will not be deemed to have become effective unless it has been declared effective by the SEC; provided, however, that, if, after it has been declared effective, the offering of Registrable Notes pursuant to a Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Registration Statement will be deemed not to have become effective during the period of such interference until the offering of Registrable Notes pursuant to such Registration Statement may legally resume. As provided for in the Indenture, liquidated damages in the form of Special Interest (in addition to the interest otherwise due on the Notes after such date) shall be accrued on the Registrable Notes as follows:

                  (i) (A) if an Exchange Offer Registration Statement or, in the event that due to current interpretations by the SEC the Company is not permitted to effect the Exchange Offer, a Shelf Registration Statement is not filed within 120 days following the Closing Date or (B) in the event that at any time prior to the 20-day anniversary of the consummation of the Exchange Offer, any holder of Registrable Notes shall provide a Holder Shelf Registration Notice to the Company, and a Shelf Registration Statement is not filed within 120 days thereafter, then commencing on the 121st day after the Closing Date or the receipt of such notice, as the case may be, Special Interest shall be accrued on the Notes over and above the accrued interest at a rate of .50% per annum for the first 90 days immediately following the 121st day after the Closing Date or the receipt of such notice, as the case may be, such Special Interest rate increasing by an additional .25% per annum at the beginning of each subsequent 90-day period;

                  (ii) if an Exchange Offer Registration Statement or a Shelf Registration Statement is filed pursuant to Section 2(d)(i) hereof and is not declared effective within 150 days following the Closing Date or the receipt of the Holder Shelf Registration Notice, as the case may be, then commencing on the 151st day after the Closing Date or the receipt of such notice, as the case may be, Special Interest shall be accrued on the Registrable Notes over and above the accrued interest at a rate of .50% per annum for the first 90 days immediately following the 151st day after the Closing Date or the receipt of such notice, as the case may be, such Special Interest rate increased by an additional .25% per annum at the beginning of each subsequent 90-day period; and

                  (iii) if either (A) the Company has not exchanged Exchange Notes for all Registrable Notes validly tendered in accordance with the terms of the Exchange Offer on or prior to 180 days after the date on which the Exchange Offer Registration Statement was declared effective, or (B) if applicable, a Shelf Registration Statement has been declared effective and such Shelf Registration Statement ceases to be effective prior to two years from its original effective date, then, subject to certain exceptions, Special Interest shall be accrued on the Registrable Notes over and above the accrued interest at a rate of .50% per annum for the first 90 days immediately following the (x) 181st day after such effective date, in the case of (A) above, or (y) the day such Shelf Registration Statement ceases to be effective in the case of (B) above, such Special Interest rate increasing by an additional .25% per annum at the beginning of each subsequent 90-day period;

provided, however, that the Special Interest rate on the Registrable Notes may not exceed 1.5% per annum; and provided further that (1) upon the filing of the Exchange Offer Registration Statement or a Shelf Registration Statement (in the case of (d)(i) above), (2) upon the effectiveness of the Exchange Offer Registration Statement or a Shelf Registration Statement (in the case of
(d)(ii) above), or (3) upon the exchange of Exchange Notes for all Registrable Notes tendered in the Exchange Offer or upon the effectiveness of the Shelf Registration Statement which had ceased to remain effective prior to two years from its original effective date (in the case of (d)(iii) above), Special Interest on the Registrable Notes as a result of such clause (i), (ii) or (iii) shall cease to accrue.

         Any amounts of Special Interest due pursuant to clause (i), (ii) or
(iii) above will be payable in cash on the interest payment dates of the Registrable Notes. The amount of Special Interest will be determined by multiplying the applicable Special Interest rate by the principal amount of the Registrable Notes, multiplied by a fraction, the numerator of which is the number of days such Special Interest rate was applicable during such period (determined on the basis of a 360-day year composed of twelve 30-day months), and the denominator of which is 360. If the Company effects the Exchange Offer, the Company will be entitled to close the Exchange Offer provided that it has accepted all Registrable Notes theretofore validly tendered in accordance with the terms of the Exchange Offer. Registrable Notes not tendered in the Exchange Offer shall bear interest at the same rate as in effect at the time of issuance of the Registrable Notes.

                  (e) Without limiting the remedies available to the Purchasers and the Holders, the Company and the Guarantors acknowledge that any failure by the Company and the Guarantors to comply with their obligations under Section 2(a) and Section 2(b) hereof may result in material irreparable injury to the Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Company's and the Guarantors' obligations under Section 2(a) and Section 2(b) hereof.

         3.       Registration Procedures.

         In connection with the obligations of the Company and the Guarantors with respect to the Registration Statements pursuant to Section 2(a) and
Section 2(b) hereof, the Company and the Guarantors shall reasonably promptly:

                  (a) prepare and file with the SEC a Registration Statement on the appropriate form under the 1933 Act, which form shall (x) be selected by the Company, (y) in the case of a Shelf Registration, be available for the sale of the Registrable Notes by the selling Holders thereof and (z) comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith, and use their best efforts to cause such Registration Statement to become effective and remain effective in accordance with Section 2 hereof;

                  (b) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period and cause each Prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the 1933 Act; and keep each Prospectus current during the period described under Section 4(3) and Rule 174 under the 1933 Act that is applicable to transactions by brokers or dealers with respect to the Registrable Notes or Exchange Notes;

                  (c) in the case of a Shelf Registration, furnish to each Holder of Registrable Notes, to counsel for the Purchasers and to counsel for the Holders, without charge, as many copies of each Prospectus, including each preliminary Prospectus and any amendment or supplement thereto and such other documents as such Holder may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Notes; and the Company and the Guarantors consent to the use of such Prospectus and any amendment or supplement thereto in accordance with applicable law by each of the selling Holders of Registrable Notes in connection with the offering and sale of the Registrable Notes covered by and in the manner described in such Prospectus or any amendment or supplement thereto in accordance with applicable law;

                  (d) use their best efforts (i) to register or qualify the Registrable Notes and the Guarantees under all applicable state securities or blue sky laws of such jurisdictions as any Holder of Registrable Notes covered by a Registration Statement shall reasonably request in writing by the time the applicable Registration Statement is declared effective by the SEC and
(ii) to cooperate with such Holders in connection with any filings required to be made with the National Association of Securities Dealers, Inc. and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Notes owned by such Holder; provided, however, that the Company and the Guarantors shall not be required to (A) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where they would not otherwise be required to qualify but for this Section 3(d), (B) file any general consent to service of process or (C) subject themselves to taxation in any such jurisdiction if they are not so subject;

                  (e) in the case of a Shelf Registration, notify each Holder of Registrable Notes, counsel for the Holders and counsel for the Purchasers promptly and, if requested by any such Holder, counsel for the Holders or counsel for the Purchasers, confirm such advice in writing (i) when a Registration Statement has become effective and when any post-effective amendment thereto has been filed and becomes effective, (ii) of any request by the SEC or any state securities authority for amendments and supplements to a Registration Statement and Prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) if, between the effective date of a Registration

Statement and the closing of any sale of Registrable Notes covered thereby, the representations and warranties of the Company contained in any securities sales agreement or other similar agreement, if any, relating to the offering cease to be true and correct in all material respects or if the Company receives any notification with respect to the suspension of the qualification of the Registrable Notes for sale in any jurisdiction or the initiation of any proceeding for such purpose, (v) of the happening of any event during the period a Shelf Registration Statement is effective which makes any statement made in such Registration Statement or the related Prospectus untrue in any material respect or which requires the making of any changes in such Registration Statement or Prospectus in order to make the statements therein not misleading and (vi) of any determination by the Company that a post-effective amendment to a Registration Statement would be appropriate;

                  (f) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment and provide immediate notice to each Holder of the withdrawal of any such order;

                  (g) in the case of a Shelf Registration, furnish to each Holder of Registrable Notes, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

                  (h) in the case of a Shelf Registration, cooperate with the selling Holders of Registrable Notes to facilitate the timely preparation and delivery of certificates representing Registrable Notes to be sold and not bearing any restrictive legends and enable such Registrable Notes to be in such denominations (consistent with the provisions of the Indenture) and registered in such names as the selling Holders may reasonably request at least two business days prior to the closing of any sale of Registrable Notes;

                  (i) in the case of a Shelf Registration, upon the occurrence of any event contemplated by Section 3(e)(v) hereof, use their best efforts promptly to prepare a supplement or post-effective amendment to a Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Notes, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company agrees to notify the Holders to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event, and the Holders hereby agree to suspend use of the Prospectus until the Company has amended or supplemented the Prospectus to correct such misstatement or omission;

                  (j) a reasonable time prior to the filing of any Registration Statement, any Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus, provide copies of such document to the Purchasers and their counsel (and, in the case of a Shelf Registration Statement, counsel for the Holders) and make such of the representatives of the Company as shall be reasonably requested by the Purchasers or its counsel (and, in the case of a Shelf Registration Statement, counsel for the Holders), available for discussion of such document, and shall not at any time file or make any amendment to the Registration Statement, any Prospectus or any amendment of or supplement to a Registration Statement or a Prospectus, of which the Purchasers and their counsel (and, in the case of a Shelf Registration Statement, counsel for the Holders) shall not have previously been advised and furnished a copy or to which the Purchasers or their counsel (and, in the case of a Shelf

Registration Statement, counsel for the Holders) shall object reasonably promptly in light of the circumstances;

                  (k) obtain a CUSIP number for all Exchange Notes or Registrable Notes (if applicable), as the case may be, not later than the effective date of a Registration Statement;

                  (l) cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended (the "TIA"), in connection with the registration of the Exchange Notes or Registrable Notes, as the case may be, cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA and execute, and use their best efforts to cause the Trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

                  (m) in the case of a Shelf Registration, make available for inspection by a representative of the Holders of the Registrable Notes, and attorneys and accountants designated by the Holders and reasonably acceptable to the Company, at reasonable times and in a reasonable manner and subject to the execution of appropriate confidentiality agreements, all financial and other records, pertinent documents and properties of the Company and the Guarantors, and cause the respective officers, directors and employees of the Company and the Guarantors to supply all information reasonably requested by any such representative, attorney or accountant in connection with a Shelf Registration Statement;

                  (n) if reasonably requested by any Holder of Registrable Notes covered by a Registration Statement, (i) promptly incorporate in a Prospectus supplement or post-effective amendment such information as such Holder reasonably requests to be included therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as the Company has received notification of the matters to be incorporated in such filing; and

                  (o) In the case of any Shelf Registration Statement, the Company shall (i) make reasonably available for inspection by the Holders of securities to be registered thereunder, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by the Holders or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries; (ii) cause the Company's officers, directors and employees to supply all relevant information reasonably requested by the Holders or any such underwriter, attorney, accountant or agent in connection with any such Registration Statement as is customary for similar due diligence examinations; provided, however, that any information that is designated in writing by the Company, in good faith, as confidential at the time of delivery of such information shall be kept confidential by the Holders or any such underwriter, attorney, accountant or agent, unless such disclosure is made in connection with a court proceeding or required by law, or such information becomes available to the public generally or through a third party without an accompanying obligation of confidentiality; (iii) make such representations and warranties to the Holders of securities registered thereunder and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings and covering matters including, but not limited to, those set forth in the Purchase Agreement; (iv) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Purchasers, if any) addressed to each selling Holder and the underwriters, if any, covering such matters as are customarily covered in opinions requested in primary underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters; (v) obtain "cold comfort" letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each selling Holder of securities registered thereunder and the underwriters, if any, in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with primary underwritten offerings; and (vi) deliver such documents and certificates as may be reasonably requested by the Majority Holders and the Purchasers, if any, including those to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. The foregoing actions set forth in clauses (iii), (iv),
(v) and (vi) of this Section 3(o) shall be performed at (A) the effectiveness of such Registration Statement and each post-effective amendment thereto and
(B) each closing under any underwriting or similar agreement as and to the extent required thereunder.

         In the case of a Shelf Registration Statement, the Company may require each Holder of Registrable Notes to promptly furnish to the Company such information regarding the Holder and the proposed distribution by such Holder of such Registrable Notes as the Company may from time to time reasonably request in writing. Any Holder of Registrable Notes who fails to provide such information reasonably requested by the Company shall not be entitled to receive any Special Interest that the Company otherwise becomes obligated to pay as a result of such failure.

         In the case of a Shelf Registration Statement, each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(e)(v) hereof, such Holder will forthwith discontinue disposition of Registrable Notes pursuant to a Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(i) hereof, and, if so directed by the Company, such Holder will deliver to the Company (at its expense) all copies in its possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Notes current at the time of receipt of such notice. Each Holder agrees to indemnify the Company, the Guarantors, the Purchasers and the other selling Holders and each of their respective officers and directors who sign the Registration Statement and each person, if any, who controls any such person for any losses, claims, damages and liabilities caused by the failure of such Holder to discontinue disposition of Registrable Notes after receipt of the notice referred to in the preceding sentence or the failure of such Holder to comply with applicable prospectus delivery requirements with respect to any Prospectus (including, but not limited to, any amended or supplemented Prospectus) provided by the Company for such use.

         4.       Participation of Broker-Dealers in Exchange Offer.

                  (a) The Company understands that the Staff of the SEC has taken the position that any broker-dealer that receives Exchange Notes for its own account in the Exchange Offer in exchange for Senior Notes that were acquired by such broker-dealer as a result of market-making or other trading activities (a "Participating Broker-Dealer"), may be deemed to be an "underwriter" within the meaning of the 1933 Act and must deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Notes.

         The Company understands that it is the Staff's position that if the Prospectus contained in the Exchange Offer Registration Statement includes a plan of distribution containing a statement to the above effect and the means by which Participating Broker-Dealers may resell the Exchange Notes, without naming the Participating Broker-Dealers or specifying the amount of Exchange Notes owned by them, such Prospectus may be delivered by Participating Broker-Dealers to satisfy their prospectus delivery obligation under the 1933 Act in connection with resales of Exchange Notes for their own accounts, so long as the Prospectus otherwise meets the requirements of the 1933 Act.

                  (b) In light of the above, notwithstanding the other provisions of this Agreement, the Company agrees that the provisions of this Agreement as they relate to a Shelf Registration shall also apply to an Exchange Offer Registration to the extent, and with such reasonable modifications thereto as may be, reasonably requested by the Purchasers or by one or more Participating Broker-Dealers, in each case as provided in clause
(ii) below, in order to expedite or facilitate the disposition of any Exchange Notes by Participating Broker-Dealers consistent with the positions of the Staff recited in Section 4(a) above; provided that:

                  (i) the Company shall not be required to amend or supplement the Prospectus contained in the Exchange Offer Registration Statement, as would otherwise be contemplated by Section 3(i), for a period exceeding one year after the Offer Termination Date and Participating Broker-Dealers shall not be authorized by the Company to deliver and shall not deliver such Prospectus after such period in connection with the resales contemplated by this Section 4; and

                  (ii) the application of the Shelf Registration procedures set forth in Section 3 of this Agreement to an Exchange Offer Registration, to the extent not required by the positions of the Staff of the SEC or the 1933 Act and the rules and regulations thereunder, will be in conformity with the reasonable request to the Company by the Purchasers or with the reasonable request in writing to the Company by one or more broker-dealers who certify to the Purchasers and the Company in writing that they anticipate that they will be Participating Broker-Dealers; and provided further that, in connection with such application of the Shelf Registration procedures set forth in Section 3 to an Exchange Offer Registration, the Company shall be obligated (x) to deal only with one entity representing the Participating Broker-Dealers, which shall be Salomon Smith Barney, Inc. unless it elects not to act as such representative, (y) to pay the fees and expenses of only one counsel representing the Participating Broker-Dealers, which shall be counsel to the Purchasers unless such counsel elects not to so act and (z) to cause to be delivered only one, if any, "cold comfort" letter with respect to the Prospectus in the form existing on the Offer Termination Date and with respect to each subsequent amendment or supplement, if any, effected during the period specified in clause (i) above.

                  (iii) The Purchasers shall have no liability to the Company or any Holder for costs and expenses of the Exchange Offer Registration with respect to any request that they may make pursuant to Section 4(b) above.

         5.       Indemnification and Contribution.

                  (a) The Company and the Guarantors agree to indemnify and hold harmless the Purchasers, each Holder and each person, if any, who controls the Purchasers or any Holder within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, or is under common control with, or is controlled by, the Purchasers or any Holder, from and against all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by the Purchasers, any Holder or any such controlling or affiliated person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) pursuant to which Exchange Notes or Registrable Notes were registered under the 1933 Act, including all documents incorporated therein by reference, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or caused by any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Purchasers or any Holder furnished to the Company in writing by the Purchasers or any selling Holder expressly for use therein and, in the case of a Shelf Registration including a plan of distribution section, such plan of distribution section; provided, however, that the indemnification contained in this paragraph (a) with respect to such Registration Statement or Prospectus shall not inure to the benefit of any Purchaser, any Holder or any such controlling or affiliated person on account of any such loss, claim, damages or liabilities caused by the failure of such person to discontinue disposition of Registrable Notes after receipt of the notice referred to in the final paragraph of Section 3 hereof.

                  (b) Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, the Guarantors, the Purchasers and the other selling Holders, and each of their respective directors and officers who sign the Registration Statement and each Person, if any, who controls the Company, the Guarantors, the Purchasers and any other selling Holder within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act to the same extent as the foregoing indemnity from the Company and the Guarantor to the Purchasers and the Holders, but only with reference to information relating to such Holder furnished to the Company in writing by such Holder expressly for use in any Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto).

                  (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or paragraph (b) above, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (a) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Purchasers and all persons, if any, who control the Purchasers within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, (b) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company and the Guarantors, their directors, their officers who sign the Registration Statement and each person, if any, who controls the Company and the Guarantors within the meaning of either such Section and (c) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Holders and all persons, if any, who control any Holders within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In such case involving the Purchasers and persons who control the Purchasers, such firm shall be designated in writing by the Purchasers. In such case involving the

Holders and such persons who control Holders, such firm shall be designated in writing by the Majority Holders. In all other cases, such firm shall be designated by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but, if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have properly requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any good faith settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party for such fees and expenses of counsel in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which such indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                  (d) If the indemnification provided for in paragraph (a) or paragraph (b) of this Section 4 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company, the Guarantors and the Holders shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors or by the Holders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Holders' respective obligations to contribute pursuant to this Section 5(d) are several in proportion to the respective principal amount of Registrable Notes of such Holder that were registered pursuant to a Registration Statement.

                  (e) The Company, the Guarantors and each Holder agree that it would not be just or equitable if contribution pursuant to this Section 5 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph
(d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5, no Holder shall be required to indemnify or contribute any amount in excess of the amount by which the total price at which Registrable Notes were sold by such Holder exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 5 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

         The indemnity and contribution provisions contained in this Section 5 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Purchasers, any Holder or any person controlling the Purchasers or any Holder, or by or on behalf of the Company and the Guarantors, their officers or directors or any person controlling the Company and the Guarantors, (iii) acceptance of any of the Exchange Notes and (iv) any sale of Registrable Notes pursuant to a Shelf Registration Statement.

         6.       Miscellaneous.

                  (a) No Inconsistent Agreements. The Company and the Guarantors have not entered into, and on or after the date of this Agreement will not enter into, any agreement which is inconsistent with the rights granted to the Holders of Registrable Notes in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's or the Guarantors' other issued and outstanding securities under any such agreements.

                  (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Notes affected by such amendment, modification, supplement, waiver or consent; provided, however, that no amendment, modification, supplement, waiver or consents to any departure from the provisions of Section 5 hereof shall be effective as against any Holder of Registrable Notes unless consented to in writing by such Holder.

                  (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section 6(c), which address initially is, with respect to the Purchasers, the address set forth in the Purchase Agreement; and (ii) if to the Company and the Guarantors, initially at the Company's address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(c).

         All such notices and communications shall be deemed to have been duly given at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.

         Copies of all such notices, demands, or other communications shall be concurrently delivered by the person giving the same to the Trustee, at the address specified in the Indenture.

                  (d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment or assumption, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Notes in violation of the terms of the Purchase Agreement. If any transferee of any Holder shall acquire Registrable Notes, in any manner, whether by operation of law or otherwise, such Registrable Notes shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Notes such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such person shall be entitled to receive the benefits hereof. The Purchasers shall have no liability or obligation to the Company with respect to any failure by a Holder to comply with, or any breach by any Holder of, any of the obligations of such Holder under this Agreement.

                  (e) Purchases and Sales of Notes. The Company shall not, and shall use best efforts to cause its affiliates (as defined in Rule 405 under the 1933 Act) not to, purchase and then resell or otherwise transfer any Senior Notes.

                  (f) Third Party Beneficiary. The Holders shall be third party beneficiaries to the agreements made hereunder between the Company and the Guarantors, on the one hand, and the Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

                  (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  (i) Governing Law. This Agreement shall be governed by laws of the State of New York.

                  (j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                    INTERFACE, INC.


                                    By:  /s/ Patrick C. Lynch
                                       ----------------------------------------
                                       Patrick C. Lynch
                                       Vice President and Chief Financial
                                       Officer


                                    Bentley Mills, Inc.
                                    Bentley Royalty Company
                                    Chatham, Inc.
                                    Chatham Marketing Co.
                                    Commercial Flooring Systems, Inc.
                                    Flooring Consultants, Inc.
                                    Guilford of Maine, Inc.
                                    Guilford of Maine Finishing Services, Inc.
                                    Guilford of Maine Marketing Co.
                                    Intek, Inc.
                                    Intek Marketing Co.
                                    Interface Americas, Inc.
                                    Interface Americas Holdings, Inc.
                                    Interface Americas Re:Source
                                       Technologies, Inc.
                                    Interface Architectural Resources, Inc.,
                                    Interface Fabrics Group, Inc.
                                    Interface Flooring Systems, Inc.
                                    Interface Licensing Company
                                    Interface Overseas Holdings, Inc.
                                    Interface Real Estate Holdings, LLC
                                    Interface Royalty Company
                                    Pandel, Inc.
                                    Prince Street Royalty Company
                                    Quaker City International, Inc.
                                    Re:Source Americas Enterprises, Inc.
                                    Re:Source Massachusetts Floor
                                       Covering, Inc.
                                    Re:Source New Jersey, Inc.
                                    Re:Source New York, Inc.
                                    Re:Source Washington, D.C., Inc.
                                    Superior/Reiser Flooring Resources, Inc.
                                    Toltec Fabrics, Inc.


                                    By:  /s/ Patrick C. Lynch
                                       ----------------------------------------
                                       Patrick C. Lynch
                                       Vice President
                                       (As to Interface Real Estate
                                       Holdings, LLC, on behalf of Bentley
                                       Mills, Inc., its sole member)


Confirmed and accepted as
of the date first
above written:


                                    SALOMON SMITH BARNEY, INC.
                                    FIRST UNION SECURITIES, INC.

                                    By  SALOMON SMITH BARNEY, INC.


                                    By  /s/ Gregory Y. Pearlman
                                      -----------------------------------------
                                    Name:   Gregory Y. Pearlman
                                         --------------------------------------
                                    Title:  Managing Director
                                          -------------------------------------